Exhibit 99

NEWS RELEASE

CONTACT:
Randi Sonenshein
Senior Vice President, Finance and Strategy
713-331-4967
(rsonenshein@stagestores.com)

Stage Stores Closes on Acquisition of Selected Gordmans Assets

HOUSTON, TX, April 7, 2017 -- Stage Stores, Inc. (NYSE: SSI) today announced that it has closed on its previously announced acquisition of selected assets of Gordmans Stores, Inc., including a minimum of 50 Gordmans store leases, with rights to assume leases for an additional seven stores and a distribution center; all of Gordmans’ inventory, furniture, fixtures, equipment and other assets at the 57 store locations; and trademarks and other intellectual property of Gordmans. Stage expects to pay $35 million to $40 million for the inventory, with the final amount to be determined following the completion of a post-closing physical inventory count and an additional $2 million to $3 million for the other assets. Stage intends to use existing cash and availability under its credit facility to fund both the transaction and any additional investments required to support the integration into the Stage infrastructure.
Stage has planned a reduction in the sales of the Gordmans division this year due to lower inventory levels as it rebuilds the business in time for the holiday season. Accordingly, for the remainder of fiscal 2017, the acquisition is expected to contribute between $230 million and $245 million in revenue and be neutral to earnings, exclusive of acquisition costs. Stage anticipates the addition of the Gordmans stores to be significantly accretive to earnings in fiscal 2018.
The acquisition expands and diversifies Stage’s portfolio with a complementary concept and attractive customer demographics in new Midwest markets. Gordmans will continue to operate as a separate brand, with continuity in store and distribution center staffing. The brand will be centrally operated from Stage’s Houston support center after welcoming talent from the Gordmans team in Omaha.
Michael Glazer, President and Chief Executive Officer of Stage commented, “Gordmans is well-positioned in Midwestern markets with a strong brand, a loyal customer base, and a significant opportunity to benefit from growth in the off-price segment. We look forward to serving Gordmans’ customers by bringing them great values and providing an engaging shopping experience. We see the opportunity for both Stage and Gordmans to benefit from sharing best practices given the complementary strengths of each of the business models.”

Mr. Glazer continued, “We believe this acquisition strengthens our entire portfolio and will enable us to drive improved performance, resulting in greater shareholder value through positive earnings and cash flow.”

Barclays acted as exclusive financial advisor to Stage, and Cravath, Swaine & Moore LLP and McAfee & Taft, P.C. served as legal counsel to Stage.

About Stage Stores
Stage Stores, Inc. operates 796 specialty department stores in 38 states and a direct-to-consumer channel under the BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE nameplates. The Company’s stores, predominantly located in small towns and communities, and direct-to-consumer business offer a moderately priced, broad selection of trend-right, brand name apparel, accessories, cosmetics, footwear and home goods for the entire family. The Company’s direct-to-consumer channel includes its e-commerce website and Send program. Its e-commerce website features assortments of merchandise similar to that found in its stores, as well as products available exclusively online. The Send program allows customers in the stores to have merchandise shipped directly to their homes if the merchandise is not available in the local store. For more information about Stage Stores, visit the Company’s website at www.stagestoresinc.com.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the Company and its customers, freight costs, the risks discussed in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the Company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filings.